Exhibit 10.27

MACROGENICS, INC.

2013 EMPLOYEE STOCK PURCHASE PLAN

1.	PURPOSE.

(a) The purpose of this MacroGenics, Inc. 2013 Employee Stock Purchase Plan (the “Plan”) is to provide a means by which employees of MacroGenics, Inc. (the “Company”) and its Affiliates, as defined in subparagraph 1(b), that are designated as provided in subparagraph 2(b), may be given an opportunity to purchase common stock of the Company (the “Common Stock”).

(b) The word “Affiliate” as used in the Plan means any present or future parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, (but substituting “the Company” for “employer corporation”) of the Internal Revenue Code of 1986, as amended (the “Code”).

(c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

(d) The Company intends that the rights to purchase Common Stock granted under the Plan (“Option Rights”) be considered options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code. The Plan shall be administered and interpreted in a manner consistent with the requirements of Section 423 of the Code and the regulations thereunder.

2.	ADMINISTRATION.

(a) The Plan shall be administered by the Board of Directors (the “Board”) of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how Option Rights shall be granted and the provisions of each offering of Option Rights (which need not be identical).

(ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided in paragraph 13.

(v) To terminate or suspend the Plan as provided in paragraph 15.

(vi) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

(c) The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the “Committee”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.	SHARES SUBJECT TO THE PLAN.

(a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in Common Stock, the Common Stock that may be sold pursuant to Option Rights granted hereunder shall not exceed in the aggregate 4.6 million shares of Common Stock (the “Reserved Shares”). If any Option Right shall for any reason terminate without having been exercised, the Common Stock not purchased under such Option Right shall again become available for the Plan.

(b) The Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.	GRANT OF OPTION RIGHTS; OFFERING.

The Board or the Committee may from time to time grant or provide for the grant of Option Rights to eligible employees (an “Offering”) on a date or dates (the “Offering Date(s)”) selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate and shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted Option Rights under the Plan shall have the same rights and privileges; provided, however, that the provisions of separate Offerings need not be identical. Each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan.

5.	ELIGIBILITY.

(a) Option Rights to purchase Common Stock may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted Option Rights under any Offering unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for at least two (2) years or such lesser period of employment preceding such grant as the Board or the Committee may require. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted Option Rights unless, on the Offering Date, such employee’s customary employment with the Company or such Affiliate is for more than twenty (20) hours per week and more than five (5) months per calendar year.

(b) Option Rights may not be granted to individuals who are not employees of the Company or any of its Affiliates, including, without limitation, to consultants or members of the Board or of the Board of Directors of an Affiliate who are not otherwise employees. For purposes of this Plan, neither service as a consultant or a director or in any other capacity other than as an employee nor payment of a fee for such services shall be sufficient by themselves to make an individual an employee.

(c) The Board or the Committee may provide that each person who, during the course of an Offering, first becomes an eligible employee of the Company or a designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive an Option Right under that Offering, which Option Right shall thereafter be deemed to be a part of that Offering. Such Option Right shall have the same characteristics as any Option Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Option Right is granted shall be the “Offering Date” of such Option Right for all purposes, including determination of the exercise price of such right;

(ii) the period of the Offering with respect to such Option Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any Option Right under that Offering.

(d) No employee shall be eligible for the grant of any Option Rights if, immediately after any such Option Rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(d), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options (regardless of whether they qualify for special tax treatment under Section 421(a) of the Code) shall be treated as stock owned by such employee.

(e) An eligible employee may be granted Option Rights only if such Option Rights, together with any other rights granted under “employee stock purchase plans” of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

(f) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan; provided, however, that the Board may provide in an Offering that any officer of the Company or any designated Affiliate who is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.	OPTION RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted an Option Right to purchase up to the number of shares of Common Stock purchasable with a percentage (in whole percentages only) designated by the Board or the Committee not exceeding twenty percent (20%) of such employee’s Earnings (as defined in subparagraph 7(a)) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the “Purchase Date(s)”) on which Option Rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

(b) In connection with each Offering made under the Plan, the Board or the Committee shall specify a maximum number of shares that may be purchased by any employee. In addition, in connection with each Offering, the Board or the Committee may specify a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of Option Rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

(c) The purchase price of Common Stock acquired pursuant to Option Rights granted hereunder shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the fair market value of the Common Stock on the Purchase Date.

7.	PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage (in whole percentages only) specified by the Board or the Committee of such employee’s Earnings during the Offering. “Earnings” are defined as an employee’s wages (including amounts thereof elected to be deferred by the employee, that would otherwise have been paid, under any arrangement established by the Company that is intended to comply with Section 125, Section 132(f)(4), Section 401(k), Section 402(h) or Section 403(b) of the Code or that provides non-qualified deferred compensation), which shall include overtime pay, incentive pay, and commissions, but shall exclude bonuses, profit sharing or other remuneration paid directly to the employee, the cost of employee benefits paid for by the Company or an Affiliate, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or an Affiliate under any employee benefit plan, and similar items of compensation, as determined by the Board or the Committee. The payroll deductions made for each participant shall be credited to a bookkeeping account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

(b) At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire Common Stock for the participant) under the Offering, without interest, and such participant’s interest in that Offering shall be automatically terminated. A participant’s withdrawal from an Offering will have no effect upon such participant’s eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

(c) Option Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee’s employment with the Company and any designated Affiliate, for any reason (including death), and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire Common Stock for the terminated employee), under the Offering, without interest.

(d) Option Rights shall not be transferable by a participant other than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14 and, during his or her lifetime, shall be exercisable only by the person to whom such Option Rights are granted.

(e) The Company shall not credit participants’ accounts hereunder with interest.

8.	EXERCISE.

(a) On each Purchase Date specified therefor in the relevant Offering, each participant’s accumulated payroll deductions and any other additional payments specifically provided for in the Offering (without any increase for interest) shall be applied to the purchase of whole shares of Common Stock, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Option Rights. The amount, if any, of accumulated payroll deductions remaining in each participant’s account after the purchase of shares which is less than the amount required to purchase one whole share of Common Stock on the final Purchase Date of an Offering shall be held in each such participant’s account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted Option Rights, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant’s account after the purchase of shares which is equal to the amount required to purchase one or more whole shares of Common Stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

(b) No Option Rights may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Plan is in material compliance with all state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no Option Rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not so registered and in such compliance, no Option Rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire Common Stock) shall be distributed to the participants, without interest.

9.	COVENANTS OF THE COMPANY.

(a) During the terms of the Option Rights granted hereunder, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Option Rights.

(b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of Option Rights granted hereunder. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Option Rights unless and until such authority is obtained.

10.	USE OF PROCEEDS FROM STOCK.

The Company’s proceeds from the sale of Common Stock pursuant to any Option Rights shall constitute general funds of the Company.

11.	RIGHTS AS A STOCKHOLDER.

A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to Option Rights unless and until the participant’s shareholdings acquired upon exercise of such Option Rights are recorded in the books of the Company.

12.	ADJUSTMENTS UPON CHANGES IN STOCK.

(a) If any change is made in the Common Stock subject to the Plan, or subject to any Option Rights granted hereunder, due to a change in corporate capitalization and without the receipt of consideration by the Company (through events such as reincorporation, stock dividend, stock split, reverse stock split, combination or reclassification of shares), the Plan shall be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsection 3(a), and the outstanding Option Rights shall be appropriately adjusted in the class(es) and number of shares and price per share of Common Stock subject to such outstanding Option Rights. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive.

(b) Any provision of the Plan to the contrary notwithstanding, in the event of a merger or consolidation to which the Company is a party or any sale, disposition or exchange of at least 50% of the Company’s Common Stock or all or substantially all of the Company’s assets for cash, securities or other property, or any other similar transaction or event (each, a “Transaction”), then the Board or the Committee may in its discretion with respect to any outstanding Option Rights under any ongoing Offering: (a) cancel the Option Rights and return participants’ accumulated payroll deductions without interest, (b) continue the Option Rights without change, (c) substitute similar Option Rights for the outstanding Option Rights, or (d) use the participants’ accumulated payroll deductions to purchase Common Stock immediately prior to the Transaction and terminate participants’ Option Rights immediately following such purchase.

13.	AMENDMENT OF THE PLAN.

(a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

(i) Increase the number of Reserved Shares under the Plan;

(ii) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code; or

(iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code.

It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or Option Rights granted under it into compliance therewith.

(b) Rights and obligations under any Option Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such Option Rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or Option Rights granted thereunder comply with the requirements of Section 423 of the Code.

14.	DESIGNATION OF BENEFICIARY.

(a) A participant may file a written designation of a beneficiary who is to receive shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death during an Offering. Any such designation of beneficiary shall be on a form provided by or otherwise acceptable to the Company.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice delivered to the Company. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.	TERMINATION OR SUSPENSION OF THE PLAN.

The Board, in its discretion, may suspend or terminate the Plan at any time. No Option Rights may be granted while the Plan is suspended or after it is terminated. If the effective date of the Plan termination or suspension occurs on a date other than the last day of an Offering Period, then notwithstanding any other provision hereof, the Board may in its discretion either (a) cancel any outstanding Option Rights and return participants’ accumulated payroll deductions without interest, or (b) use the participants’ accumulated payroll deductions to purchase Common Stock immediately prior to the termination or suspension and terminate participants’ Option Rights immediately following such purchase.

16.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective upon its adoption by the Board (the “Effective Date”), but no Option Rights shall be granted unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board, which date may be prior to the Effective Date.

17.	INDEMNIFICATION OF COMMITTEE.

In addition to such other rights of indemnification as they may have as members of the Board or Committee, the Company shall indemnify members of the Committee against all reasonable expenses,

including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option Rights granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

18.	MISCELLANEOUS.

(a) The establishment of the Plan shall not confer upon any employee any legal or equitable right against the Company, any Affiliate, the Board or the Committee, except as expressly provided in the Plan.

(b) Participation in this Plan shall not give an employee any right to be retained in the service of the Company or any Affiliate.

(c) Neither the adoption of the Plan nor its submission to, or approval by, the stockholders of the Company shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options otherwise than under this Plan, or to adopt other stock option plans, stock purchase plans, or other plans, or to impose any requirement of stockholder approval upon the same.

(d) The Plan and all rights and obligations thereunder shall be governed, construed, administered and enforced in accordance with the laws of the State of Maryland.

(e) Where necessary or appropriate to the meaning hereof, the singular shall be deemed to include the plural, the plural to include the singular, the masculine to include the feminine and neuter, the feminine to include the masculine and neuter, and the neuter to include the masculine and feminine.

19.	WITHHOLDING.

The Company or any designated Affiliate shall be authorized to withhold from any payment to be made to a participant, including any payroll or other payments not related to the Plan, amounts of withholding and other taxes due in connection with any transaction under the Plan, including any disposition of shares acquired under the Plan. A participant’s enrollment in the Plan by executing a participation agreement shall be deemed to constitute the participant’s consent to such withholding. At the time of a participant’s exercise of Option Rights or the disposition of shares acquired under the Plan, the Company may require the participant to make other arrangements to satisfy tax withholding obligations as a condition to exercise of Option Rights or the distribution of shares or other amounts credited to the participant’s account. If so required by the Board or the Committee, a participant shall provide notice to the Company of sales and other dispositions of shares acquired under the Plan in order to permit the Company to comply with tax laws and to claim any tax deductions to which the Company may be entitled with respect to the Plan.